Exhibit 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2021, relating to the consolidated financial statements of Future FinTech Group, Inc. as of and for the years ended December 31, 2020 and 2019, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on July 7, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

July 7, 2021